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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 19, 2005


                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)

            001-13255                                      43-1781797
            ---------                                      ----------
           (COMMISSION                                   (IRS EMPLOYER
           FILE NUMBER)                                IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI    63166-6760
---------------------------------------------------------------    ----------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on December 17, 2003 Solutia Inc. ("Solutia") and its 14 U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Southern District of New York (the "Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

On October 19, 2005 the Court entered an order (the "Approval Order") approving Solutia's entry into an Asset Purchase Agreement, dated as of September 1, 2005 (the "Purchase Agreement"), among Solutia, a Delaware corporation, FMC Corporation, a Delaware Corporation ("FMC"), Astaris LLC, a Delaware limited liability company ("Astaris"), Israel Chemicals Limited, an Israeli corporation ("ICL") and ICL Performance Products Holding, Inc., a Delaware corporation and wholly-owned subsidiary of ICL ("Buyer"), as reported by Solutia in a press release and Form 8-K filed on September 1, 2005. The Approval Order also authorized Solutia's entry into an Owners Agreement, dated as of September 1, 2005 (the "Owners Agreement"), between Solutia and FMC as the owners of Astaris, and a P2S5 toll manufacturing agreement (the "Toll Agreement") between Solutia and an affiliate of ICL, to be dated as of the closing of the transactions contemplated by the Purchase Agreement.

The descriptions of the Purchase Agreement, the Owners Agreement and the Toll Agreement contained herein set forth a brief summary of certain terms of those agreements that may be material to Solutia. However, these descriptions do not purport to be complete and are qualified in their entirety by reference to the specific terms of the Purchase Agreement, the Owners Agreement and the Toll Agreement.

The Purchase Agreement provides for the sale, assignment and transfer by Astaris, a 50/50 joint venture between Solutia and FMC that produces and sells phosphorus and derivative products in the North American market, to Buyer, or certain other affiliates of ICL, of substantially all of the operating assets, other than certain excluded assets, used in the business of Astaris and for the assumption by Buyer of specified liabilities of Astaris. Certain liabilities, including, but not limited to, certain employee benefit and retiree obligations, will be retained by Astaris.

The sale price is $255 million, subject to adjustment for capital expenditure and working capital amounts as of the closing date. At closing, $10 million (or a greater amount if the estimated adjustment amount at closing exceeds that amount) of the sale proceeds will be placed into escrow to fund any required adjustments and $12.5 million of Solutia's share of the sale proceeds will be placed into escrow for one year to secure Solutia's indemnification obligations to ICL and Buyer under the Purchase Agreement. The sale price will be allocated between Solutia and FMC based on the terms of the Owners Agreement. Solutia expects to receive approximately $80 million in proceeds upon closing of the Purchase Agreement, after reduction for the escrowed amounts.

Closing of the sale is subject to a number of conditions, including the Approval Order having become final and other customary closing conditions. Closing is also subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and early termination of the waiting period under the HSR Act was granted effective October 17, 2005.

The Purchase Agreement may be terminated by Solutia, FMC and Astaris, on the one hand, or by Buyer, on the other hand, if the Closing has not occurred within 120 days after September 28, 2005.

The Purchase Agreement may also be terminated by Buyer if the Approval Order has not become final by November 17, 2005.

If Buyer terminates the Purchase Agreement, as described above, or, under certain circumstances, if Solutia, FMC and Astaris terminate the Purchase Agreement, Astaris will be required to reimburse Buyer for up to $2,000,000 of its transaction expenses.



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Solutia, FMC and Astaris have agreed to five-year non-competition covenants in the phosphorus chemicals business engaged in by Astaris at closing and to three-year restrictions on hiring employees of Buyer or the business sold to Buyer.

Solutia and FMC have agreed, severally and not jointly, to indemnify, defend and hold harmless Buyer, ICL and their affiliates from and against losses and liabilities arising out of or resulting from breaches of the representations, warranties and covenants contained in the Purchase Agreement, excluded assets and liabilities other than assumed liabilities, including, but not limited to, environmental liabilities arising prior to the closing of the transaction contemplated by the Purchase Agreement. Certain indemnification obligations arising from those assets that Solutia and FMC separately contributed to the formation of Astaris will be the sole responsibility of Solutia or FMC, respectively, and other indemnification obligations will be equally shared by Solutia and FMC. The indemnification obligations are subject to various limitations set forth in the Purchase Agreement.

The Owners Agreement, provides for, among other things: (a) the application of the sale proceeds under the Purchase Agreement to satisfy outstanding liabilities of Astaris that are not being assumed by Buyer; (b) an allocation between Solutia and FMC of the remaining sale proceeds (after giving effect to the payments described in the preceding clause (a)); (c) the establishment and subsequent adjustment of a reserve account for the purposes of satisfying any remaining debts, expenses or obligations of Astaris and paying any purchase price adjustment under the Purchase Agreement; (d) the transfer of certain assets and liabilities of Astaris not transferred to Buyer back to Solutia and FMC, including transfer of the Sauget P2S5 Facility (as defined below) to Solutia; (e) indemnity obligations between Solutia and FMC for certain environmental liabilities arising prior to the closing of the Purchase Agreement and relating to the assets that each of Solutia or FMC separately contributed to the formation of Astaris; and (f) certain modifications to the joint venture agreement and limited liability company agreement entered into between Solutia and FMC in connection with the formation of Astaris.

The Purchase Agreement provides that, at closing, Solutia and an affiliate of ICL will enter into the Toll Agreement. At the time Astaris was formed in 2000, Solutia contributed to Astaris a facility at its W.G. Krummrich plant in Sauget, Illinois that manufactures P2S5 (the "Sauget P2S5 Facility"). Since the formation of Astaris, Astaris has owned and Solutia has operated the Sauget P2S5 Facility for Astaris pursuant to a lease and operating agreement (the "Lease and Operating Agreement"). The Sauget P2S5 Facility is excluded from the assets being sold to Buyer under the Purchase Agreement and will be transferred from Astaris back to Solutia effective upon closing of the Purchase Agreement or shortly thereafter, as provided under the Owners Agreement. Under the Toll Agreement, Solutia will continue to manufacture, package and supply P2S5 exclusively for Buyer at the Sauget P2S5 Facility using raw materials and packaging provided by Buyer. The Toll Agreement provides for economic terms that are no less favorable to Solutia than those under the Lease and Operating agreement.


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                                 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                SOLUTIA INC.
                                --------------------------------
                                (Registrant)

                                /s/ Rosemary L. Klein
                                ---------------------------
                                Senior Vice President, General Counsel
                                and Secretary

DATE: OCTOBER 25, 2005